Exhibit 99.1

Validus Holdings, Ltd. Supplemental Investment Disclosure Regarding Selected Credit Impacted Counterparties

Validus Holdings, Ltd. (“Validus”) has released information regarding its exposure to selected credit impacted investments in response to continued volatility in the global credit markets.  The information in this release is as of August 28, 2008.

The selected counterparties and abbreviations used in the table below are as follows:

•	Lehman Brothers Holdings Inc. (“LEH”)
•	American International Group, Inc. (“AIG”)
•	Various AIG operating affiliates (“AIG Affiliates”)
•	Washington Mutual, Inc. (“WaMu”)
•	The Goldman Sachs Group, Inc. (“GS”)
•	Morgan Stanley (“MS”)
•	Wachovia Corporation (“WB”)

Notional Value (face amount) of Counterparty Credit Items
All amounts in USD $(000)
As of August 28, 2008

	LEH	AIG	AIG Affiliates (a)	WaMu	GS	MS	WB
Senior Debt	15,625	-	10,075	-	12,500	18,600	13,765
Subordinated Debt	-	-	-	-	-	-	-
Junior Subordinated Debt	-	-	-	-	-	-	-
Preferred Stock	-	-	-	-	-	-	-
Common Stock	-	-	-	-	-	-	-
Other:
Guaranteed Investment Contracts (b)	-	-	1,250	-	-	-	-
Credit Default Swaps	-	-	-	-	-	-	-

(a)	AIG affiliates represent investments in American General Finance Corporation, International Lease Finance Corporation and AIG SunAmerica.
(b)
In the form of guaranteed investment contracts issued by AIG’s SunAmerica Life Insurance subsidiary.  These contracts are considered insurance obligations and are pari-passu to policyholders of SunAmerica Life Insurance.

Notes:

Validus’ investment guidelines prohibit investments in any class of public or private securities issued by other property and casualty insurance or reinsurance companies.

Additional details on the Validus Holdings, Ltd. consolidated investment portfolio as of June 30, 2008 have been provided in a Form 8-K Current Report issued on August 7, 2008.